UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

As filed with the Securities and Exchange Commission on October 30, 2008

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

United Natural Foods, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐

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UNITED NATURAL FOODS, INC.

1101 Sunset Boulevard

Rocklin, California 95765

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
and
NOTICE OF ANNUAL MEETING
December 12, 2008

Proxy materials for the 2008 Annual Meeting of Stockholders of United Natural Foods, Inc., are now available on the Internet. Important information regarding the Internet availability of the company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

Dear Stockholder,

The 2008 Annual Meeting of Stockholders of United Natural Foods, Inc., will be held at our Western Region headquarters located at 1101 Sunset Boulevard, Rocklin, California 95765, on December 12, 2008, at 10:00 AM (Pacific time).

Proposals to be considered at the Annual Meeting:

(1)	To elect three members to our Board of Directors to serve as Class III directors, each for a term of three years.

(2)

To (i) approve an amendment to the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) increasing the number of shares of common stock reserved for issuance under the 2004 Plan from 1,000,000 to 2,500,000, and (ii) reapprove the performance criteria applicable to grants of performance-based awards granted under the 2004 Plan.

(3)	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 1, 2009.

The Board of Directors recommends that you vote AGAINST the following proposal:

(4)	The stockholder proposal regarding adoption of a vendor code of conduct.

(5)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Management’s voting recommendations for each proposal.

•	FOR the election of Michael S. Funk, James P. Heffernan, and Steven L. Spinner as Class III directors;

•

FOR the approval of an amendment to the Company’s 2004 Equity Incentive Plan (the “Plan”) increasing the number of shares of common stock reserved for issuance under the Plan from 1,000,000 to 2,500,000; and (ii) reapprove the performance criteria applicable to grants of performance-based awards granted under the 2004 Plan.

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 1, 2009.

•	AGAINST the stockholder proposal regarding adoption of a vendor code of conduct.

*Stockholders are cordially invited to attend the Annual Meeting and vote in person.

You May Vote Your Proxy When You View The Materials On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

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THIS AREA LEFT BLANK INTENTIONALLY

You will need your COMPANY ID, PROXY NUMBER & ACCOUNT NUMBER in order to access your proxy materials online, vote online or request to receive a paper or email copy of your proxy materials.

The Proxy Materials are available for review at:

www.cstproxy.com/unfi/2008

Vote Your Proxy on the Internet:

Go to www.continentalstock.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

UNITED NATURAL FOODS, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on December 12, 2008

•                      This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the information contained in the proxy materials before voting.

•                      The Company’s Proxy Statement and Annual Report to Shareholders are available at: www.cstproxy.com/unfi/2008

•                      If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before December 3, 2008 to facilitate timely delivery.

The following proxy materials are available for you to review online at www.cstproxy.com/unfi/2008

•      the Notice and Proxy Statement for the Annual Meeting;

•      the Company’s Annual Report to Shareholders for the year ended August 2, 2008.

ACCESSING YOUR PROXY MATERIALS ONLINE

If you have access to the Internet, you can view your proxy materials and complete the voting process in a few easy steps:

Step 1:           Go to www.cstproxy.com/unfi/2008

Step 2:           Click the appropriate button to view the Company’s proxy materials.

Step 3:           Make your selection as instructed to choose your delivery preferences and to VOTE.

Step 4:           Follow the instructions on the screen to log in.

You will not be required to provide any identifying information other than your COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER to complete the voting process online.

OBTAINING A FREE PAPER OR E-MAIL COPY OF THE PROXY MATERIALS

If you prefer, you may request to receive your proxy materials for the Annual Meeting or for future annual meetings of the company’s stockholders on paper or via e-mail in any of the following ways:

Telephone:            Call us toll-free at 1-888-221-0690.

Internet:                        Go to www.cstproxy.com/unfi/2008 and request a printed version of the materials.

E-mail:                                 Send a message to proxy@continentalstock.com with United Natural Foods, Inc. in the subject field and include your registered holder name, address and COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER.